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                                 Amendment No. 2
                                     to the
                             Shareholders Agreement
                                  in respect of
                         VIP Calling (Hong Kong) Limited

This Amendment No. 2, made between VIP Calling, Inc. and Microworld Limited,

Witnesseth That

WHEREAS VIP Calling, Inc. and Microworld Limited entered into a Shareholders Agreement dated March 28, 1998, in relation to the joint venture company VIP Calling (Hong Kong) Limited (the "Shareholders Agreement"); and

WHEREAS VIP Calling, Inc. and Microworld Limited entered into Amendment No. 1 to the Shareholders Agreement in respect to the extension of the time for making their contributions in accordance with Article 2 of the Shareholders Agreement; and

WHEREAS both VIP Calling, Inc. and Microworld Limited have determined that it is in their mutual interest to make certain further amendments to the Shareholders Agreement;

NOW THEREFORE, VIP Calling, Inc. and Microworld Limited have agreed to amend the Shareholders Agreement as follows:

1. Paragraphs 2.1, 2.2, and 2.3 of the Shareholders Agreement are amended to read as follows:

      2.1 The initial authorized capital of the Company shall be the Hong Kong Dollar equivalent of One Hundred Thousand United States Dollars (US$100,000) (currently, HK$775,000) represented by Seven Hundred Seventy-Five Thousand (775,000) shares with par value of One Hong Kong Dollar (HK$1.00) each. The issued capital shall also be the Hong Kong Dollar equivalent of One Hundred Thousand United States Dollars (US$100,000) and no shares may be issued until fully paid.

      2.2 The capital structure of the Company shall be as follows:

      Name of Party     No. of Shares     Amount (US$)      Percentage Ownership
      -------------     -------------     ------------      --------------------

      VIP Calling          395,250          US$51,000              51%

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      (Of which Ofer Gneezy owns 1 share)

      Microworld           379,750          US$49,000              49%

      2.3 The Parties shall make their contributions as set forth in Paragraph
      2.2 on or before November 15, 1998 or such other date as the Parties may agree in writing. The failure of a Party to make the full contribution amount within such time period shall constitute a material breach of this Agreement by such Party. Once these contributions are made, the Parties shall have no obligation to make any additional contributions to the capital of the Company.

2. In the last sentence of each of Paragraphs 6.1, 6.2, 6.3 and 6.4 of the Shareholders Agreement, the language "during 12-month period from which this Agreement is signed" is deleted and replaced with "during the 12-month period from the time both Parties have made their contributions to the Company as set forth in Paragraph 2.2."

3. Sub-paragraph 7.2 (a) of the Shareholders Agreement is amended to read as follows:

      (a) either of the Parties withdraws from this Agreement in accordance with Paragraph 7.1 above, and such termination of this Agreement shall take effect

                  (i) on the date the share purchase takes effect, in the event the non-withdrawing Party opts to purchase the withdrawing Party's shares, or

                  (ii) thirty (30) days from the date of receipt by the non-withdrawing Party of the written notification of withdrawal, in the event the non-withdrawing Party does not opt to purchase the withdrawing Party's shares;

4. Sub-paragraph 7.2(c) of the Shareholders Agreement is amended to read as follows:

      (c) one Party elects to terminate this Agreement upon the liquidation, bankruptcy or insolvency of the other Party, and such termination of this Agreement shall take effect

                  (i) on the date the share purchase takes effect, in the event that the terminating Party opts to purchase the shares owned by the liquidated, bankrupt or insolvent Party pursuant to Paragraph 7.4, or

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                  (ii) thirty (30) days from the date of receipt by the
                  liquidated, bankrupt or insolvent Party of the written notification of termination, in the event that the terminating Party does not opt to purchase the shares owned by the liquidated, bankrupt or insolvent Party; or

5. A new Paragraph 7.4 is added to the Shareholders Agreement, immediately following the last sentence in existing Paragraph 7.3. New Paragraph 7.4 is to read as follows:

      7.4 Upon the liquidation, bankruptcy or insolvency of either Party, the other Party shall have the option to purchase the Company shares owned by the liquidated, bankrupt or insolvent Party at a price equal to four (4) times the gross sales of the Company (in United States dollars) in the last-completed fiscal quarter multiplied by the percentage equity ownership of the Company held by the liquidated, bankrupt or insolvent Party. The Party opting to purchase the liquidated, bankrupt, or insolvent Party's shares under this paragraph shall provide written notification of the exercise of such option to the liquidated, bankrupt or insolvent Party in accordance with Article 13 within thirty (30) days from the date it becomes aware of such liquidation, bankruptcy or insolvency and must make payment by thirty (30) days thereafter or by such other date as the Parties may agree.

6. The text of Article 8 of the Shareholders Agreement is amended to read as follows:

      Upon termination of this Agreement for any reason other than:

            (a) withdrawal under Subparagraph 7.2(a) when the non-withdrawing Party elects to purchase the shares of the Company owned by the withdrawing Party,

            (b) termination under Subparagraph 7.2(c) when the terminating Party elects to purchase the shares of the Company owned by the liquidated, bankrupt or insolvent Party, or

            (c)   in accordance with Subparagraph 7.2(d),

      the Company shall be dissolved and wound up pursuant to the applicable provisions of the laws of Hong Kong.

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7.    This Amendment No. 2 is made in accordance with Paragraph 17.3 of the
      Shareholders Agreement and shall be effective as soon as both VIP Calling, Inc. and Microworld Limited have signed below. Except as modified herein, all other provisions of the Shareholders Agreement shall remain as written and agreed.

IN WITNESS WHEREOF, VIP Calling, Inc. and Microworld Limited have executed this Amendment No. 2 on the dates as indicated below.

For and on Behalf of VIP Calling, Inc.   For and on Behalf of Microworld Limited

    /s/ Ofer Gneezy                         /s/ Norman Chan
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By:     OFER GNEEZY                      By     NORMAN CHAN
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Date:                                    Date:
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